UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2006

AKSYS, LTD.
(Exact name of registrant as specified in its charter)

000-28290

(Commission File Number)

Delaware	36-3890205
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Marriott Drive
Lincolnshire, Illinois 60069
(Address of principal executive offices, with zip code)

(847) 229-2020
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 30, 2006, Aksys, Ltd. (the “Company”) requested that the NASDAQ listing qualifications panel grant the Company a 30-day extension to the deadlines set forth in the panel’s decision issued on October 11, 2006, which provided  the Company with an exception to the NASDAQ listing standards subject to the conditions that (i) on or before October 31, 2006, the Company shall have completed the conversion of securities held by Durus Life Sciences Master Fund Ltd. into a sufficient number shares of common stock to demonstrate a market value of listed securities of $35 million or greater, and (ii) on or before November 15, 2006, the Company shall have established a market value of listed securities at or above $35 million for a minimum of ten consecutive trading days.

There can be no assurance that the panel will grant the Company’s request or that the Company’s securities will remain listed on The NASDAQ Capital Market.   If the Company’s securities are delisted from The NASDAQ Capital Market, the Company’s common stock thereafter would likely be quoted on the OTC Bulletin Board or the “pink sheets.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2006

AKSYS, LTD.

/s/ Howard J. Lewin
By: Howard J. Lewin
Its: President and Chief Executive Officer